COREFUNDS, INC.

                                    BY-LAWS

                                   ARTICLE I
                                  STOCKHOLDERS

        SECTION 1. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as shall be set by appropriate resolution of the Board of Directors for the purpose of selecting Directors, and for transaction of such other business as may properly be brought before the meeting; provided, however, that no such annual meeting shall be required in any year in which none of the following is required to be acted on by stockholders under the Investment Company Act of 1940: (a) election of directors; (b) approval of the investment advisory agreement; (c) ratification of the selection of independent public accountants; and (d) approval of a distribution agreement.

        SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Charter, may be held at any place, within or without the State of Maryland, and may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board or at the request in writing of stockholders entitled to cast at least twenty-five (25) percent of the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

        SECTION 3. Notice of Meetings and Stockholder List. Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail at least ten days, but not more than ninety (90) days, and in any event within the period prescribed by law, prior to the date named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. The notice of every meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such actions or persons as the Board of Directors may select.

        At least five (5) days prior to each meeting of stockholders, the officer or agent having charge of the share transfer books of the Corporation shall make a complete list of

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stockholders entitled to vote at such meeting, in alphabetical order with the address of and the number of shares held by each stockholder.

        SECTION 4. Record Date. The Board of Directors may fix a date not more than ninety (90) days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend, or the date of the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting (or any adjournment thereof) or entitled to receive payment of any dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be. In such case, only stockholders of record at the close of business on the date so fixed shall be entitled to vote, to receive notice or receive rights, or to exercise rights, notwithstanding any subsequent transfer on the books of the Corporation. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period. In the case of a meeting of stockholders, the record date shall be fixed not less than ten (10) days prior to the date of the meeting.

        SECTION 5. Quorum and Stockholder Action. Except as otherwise provided by statute or by the Charter, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes to be cast shall constitute a quorum at each meeting of the stockholders, and all questions shall be decided by majority vote of the shares so represented in person or by proxy at the meeting and entitled to vote. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time as provided in Section 7 of this Article I until a quorum shall attend. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        SECTION 6. Organization. At every meeting of the stockholders, the Chairman of the Board, if one has been selected and is present or, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice President, or in the absence of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, a person appointed by the chairman, shall act as secretary.

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        SECTION 7. Adjournment. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided that the meeting may not be adjourned to a date more than the number of days after the original record date for the meeting permitted by law, and if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

                                   ARTICLE II
                               BOARD OF DIRECTORS

        SECTION 1. Election and Powers. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be less than three nor more than fifteen, unless there is no stock of the Corporation outstanding, in which case the number of directors may be less than three but shall not be less than one. The business affairs and property of the Corporation shall be managed by the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these By-Laws required to be exercised or done by the stockholders. The members of the Board of Directors shall be elected by the stockholders at their annual meeting and each Director shall hold office until the annual meeting next after his election and until his successor shall have been duly chosen and qualified, until he shall have resigned, or until he shall have been removed as provided in Section 10 hereof.

        SECTION 2. Regular Meetings. Regular meetings of the Board of Directors may be held without notice on such dates as the Board may from time to time determine.

        SECTION 3. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by a majority of the directors either in writing or by vote at a meeting.

        SECTION 4. Notice of Special Meetings. Notice of the place, day and hour of every special meeting shall be delivered personally to each director or mailed, telegraphed or cabled to his address on the books of the Corporation at least one day before the meeting. It shall not be requisite to the

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validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who is present thereat, or, if absent, waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof.

        SECTION 5. Place of Meetings. The Board of Directors may hold its regular and special meetings at such place or places within or without the State of Maryland as the Board may from time to time determine.

        SECTION 6. Quorum and Board Action. Except as otherwise provided by statute or by the Charter: (a) one-third (1/3) of the members of the Board of Directors then in office, but in no case less than two (2) directors, shall be necessary to constitute a quorum for the transaction of business at every meeting of the Board; (b) the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board; and
(c) if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period greater than thirty (30) days at any one time, without notice other than by announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

        SECTION 7. Chairman. The Board of Directors may at any time appoint one of its members as Chairman of the Board, who shall serve at the pleasure of the Board and who shall perform and execute such duties and powers as may be conferred upon or assigned to him by the Board or these By-Laws, but who shall not by reason of performing and executing these duties and powers be deemed an officer or employee of the Corporation.

        SECTION 8. Organization. At every meeting of the Board of Directors, the Chairman of the Board, if one has been selected and is present, and, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice President, or in the absence of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by a majority of the directors present, shall preside; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, a person appointed by the chairman, shall act as secretary.

        SECTION 9. Vacancies. Any vacancy occurring by reason of any increase in the number of directors may be filled by a majority of the entire Board of Directors. Any vacancy occurring for any other cause may be filled by a majority of the


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remaining members of the Board of Directors, whether or not these members constitute a quorum under Section 6 of this Article. Any vacancy occurring by reason of removal of a director may be filled by the stockholders. Any director chosen to fill a vacancy shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified.

        SECTION 10. Removal. At any meeting of the stockholders called for that purpose, any director may, by vote of stockholders entitled to cast a majority of the votes, be removed from office, with or without cause, and another may be elected in the place of the person so removed, to serve for the remainder of his term.

        SECTION 11. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 12. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees of the Board, each consisting of two (2) or more directors. To the extent provided in such resolution, and permitted by law, such committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

        SECTION 13. Telephone Conference. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which a11 persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

        SECTION 14. Compensation of Directors. Any director, whether or not he is a salaried officer, employee or agent of the Corporation, may be compensated for his services as director or

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as a member of a committee, or as Chairman of the Board or chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the directors may from time to time determine.

                                  ARTICLE III
                                    OFFICERS

        SECTION 1. Number. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine. Any officer may hold more than one office in the Corporation, except that an officer may not serve concurrently as both the President and a Vice President.

        SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors and, subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

        SECTION 3. Resignations. Any officer may resign at any time by givlag written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 4. Removal. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board may remove any officer of the Corporation at any time.

        SECTION 5. President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He, or such persons as he shall designate, shall sign, execute, acknowledge, verify, deliver and accept, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board of Directors, except in the case where the signing, execution, acknowledgement, verification, delivery or acceptance thereof shall be delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall have general executive powers as well as other powers and duties as from time to time may be conferred upon or assigned to him by the Board.


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        SECTION 6. The Vice Presidents. In the absence or disability of the
President, or when so directed by the President, any Vice President designated by the Board of Directors may perform any or all of the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any committee of which the President is a member or chairman by designation of ex-officio, except when designated by the Board. Each Vice President shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

        SECTION 7. The Secretary. The Secretary shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the stockholders and the Board of Directors are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal, provided that in lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rules or regulation relating to a corporate seal to affix the word ("SEAL") adjacent to the signature of the authorized officer of the Corporation; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

        SECTION 8. Assistant Secretaries. In the absence or disability of the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Secretary.

        SECTION 9. The Treasurer. Subject to the provisions of any contract which may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf, and to give full discharge for the same; he shall


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deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be conferred upon or assigned to him by the Board or the President.

        SECTION 10. Assistant Treasurers. In the absence or disability of the Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform all such other duties as from time to time may be conferred upon or assigned to him by the Board of Directors, the President or the Treasurer.

        SECTION 11. Compensation of Officers. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE IV
                                     STOCK

        SECTION 1. Certificates. Each stockholder shall be entitled, upon written request, to a stock certificate or certificates, certifying the number and kind of full shares owned by him, signed by the President, a Vice President or the Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, which signatures may be either manual or facsimile signatures, and sealed with the seal of the Corporation, which seal may be either facsimile or any other form of seal. Stock certificates shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors.

        SECTION 2. Transfers of Shares. Transfers of shares shall be made on the books of the Corporation at the direction of the person named on the Corporation's books or named in the certificate or certificates for such shares (if issued, or by his attorney lawfully constituted in writing, upon surrender of such certificate or certificates (if issued) properly endorsed, together with a proper request for redemption, to the Corporation's transfer agent, with such evidence of the authenticity of such transfer, authorization and such other matters as the Corporation or its agents may reasonably require,


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and subject to such other reasonable terms and conditions as may be required by the Corporation or its agents; or, if the Board of Directors shall by resolution so provide, transfer of shares may be made in any other manner provided by law.

        SECTION 3. Transfer Agents and Registrars. The Corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Corporation shall have a Transfer Agent, or until registered by a Registrar, if the Corporation shall have a Registrar. The duties of Transfer Agent and Registrar may be combined.

        SECTION 4. Mutilated, Lost or Destroyed Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of a new stock certificate in lieu of any stock certificate lost, destroyed or mutilated, upon such terms and conditions as the Board may direct. The Board may in its discretion refuse to issue such a new certificate, unless ordered to do so by a court of competent jurisdiction.

        SECTION 5. Stock Ledgers. The Corporation shall not be required to keep original or duplicate stock ledgers at its registered office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the respective offices of the Transfer Agents of the Corporation's capital stock.

                                   ARTICLE V
                                      SEAL

        The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE VI
                                SUNDRY PROVISIONS

        SECTION 1. Amendments. (a) By Stockholders. By-Laws may be adopted, altered, amended or repealed in the manner provided in Section 5 of article I hereof at any annual or special meeting of the stockholders.

        (b) By Directors. By-Laws may be adopted, altered, amended or repealed in the manner provided in Section 6 of Article II hereof by the Board of Directors at any regular or special meeting of the Board.


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        SECTION 2. Indemnification of Directors and Officers. (a)
Indemnification. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the General Laws of the State of Maryland and the Investment Company Act of 1940, as such statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

        (b) Advances. Any current or former director or officer of the Corporation claiming indemnification within the scope of this Section 2 shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the General Laws of the State of Maryland and the Investment Company Act of 1940, as such statutes are now or hereafter in force.

        (c) Procedure. On the request of any current or former director or officer requesting indemnification or an advance under this Section 2, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the General Laws of the State of Maryland and the Investment Company Act of 1940, as such statutes are now or hereafter in force, whether the standards required by this Section 2 have been met.

        (d) Other Rights. The indemnification provided by this Section 2 shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

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